Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Annual Report (Form 10-K) of Loehmann's, Inc. of our report dated March 15, 2000, (except for note 1, as to which the date is April 24, 2000) included in the 1999 Annual Report to Stockholders of Loehmann's, Inc.

         Our audits also included the financial statement schedule of Loehmann's Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

         We also consent to the incorporation by reference in Registration Statements (Form S-8 Numbers 333-31701, 333-05751 and 333-05749) of Loehmann's, Inc. of our report dated March 15, 2000, (except for note 1, as to which the date is April 24, 2000) with respect to the financial statements incorporated herein by reference.

/s/ Ernst & Young
-----------------
New York, New York
May 12, 2000